Filed Pursuant to Rule 424(b)(5)

Registration No. 333-231794

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Class A Common Stock, par value $0.001 per share:	5,819,838	$247.00	$1,437,499,986	$186,588

(1)	Includes shares of Class A Common Stock that may be purchased by the underwriters pursuant to their option to purchase additional shares.
(2)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. Represents deferred payment of the registration fees in connection with the registrant’s Registration Statement on Form S-3 (Registration No. 333-231794) being paid herewith.

Prospectus Supplement

(To Prospectus dated May 29, 2019)

5,060,729 Shares

Twilio Inc.

Class A Common Stock

We are offering 5,060,729 shares of our Class A common stock.

We have two classes of common stock, Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except voting and conversion rights. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to 10 votes and is convertible at any time into one share of Class A common stock.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “TWLO”. On August 6, 2020, the last reported sale price of our Class A common stock on the NYSE was $260.49 per share.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the documents incorporated by reference herein for a discussion of certain risks that you should consider in connection with an investment in our Class A common stock.

	Per Share	Total
Public offering price	$247.00	$1,250,000,063
Underwriting discount(1)	$4.94	$25,000,001
Proceeds, before expenses, to us	$242.06	$1,225,000,062

(1)	See “Underwriting” for additional information regarding compensation payable to the underwriters.

We have granted the underwriters the right to purchase, exercisable within a 30-day period, up to an additional 759,109 shares of our Class A common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares against payment therefor in New York, New York on or about August 11, 2020.

J.P. Morgan	Morgan Stanley

Goldman Sachs & Co. LLC	BofA Securities

Academy Securities	Siebert Williams Shank

August 6, 2020

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein and any free writing prospectus we have authorized for use in connection with this offering, in their entirety before making an investment decision.

If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein and any free writing prospectus we have authorized for use in connection with this offering are accurate or complete only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus and any authorized free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the Securities and Exchange Commission (the “SEC”). This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later. See “Incorporation of Certain Documents by Reference” in this prospectus supplement.

We are not, and the underwriters are not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information included or incorporated by reference in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the shares of common stock offered by this prospectus supplement.

S-i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “forecasts,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus supplement include, but are not limited to, statements about:

•	the impact of the COVID-19 pandemic on the global economy and on our customers, employees and business;

•	our future financial performance, including our revenue, cost of revenue, gross margin and operating expenses, ability to generate positive cash flow and ability to achieve and sustain profitability;

•	anticipated technology trends, such as the use of and demand for cloud communications;

•	our ability to continue to build and maintain credibility with the global software developer community;

•	our ability to attract and retain customers to use our products;

•	the evolution of technology affecting our products and markets;

•	our ability to introduce new products and enhance existing products;

•

our ability to comply with modified or new industry standards, laws and regulations applying to our business, including the General Data Protection Regulation (“GDPR”), the California Consumer Privacy Act of 2018 and other privacy regulations that may be implemented in the future, and Signature-based Handling of Asserted Information Using toKENs (“SHAKEN”) and Secure Telephone Identity Revisited (“STIR”) standards (together, “SHAKEN/STIR”) and other robocalling prevention and anti-spam standards, and increased costs associated with such compliance;

•	our ability to optimize our network service provider coverage and connectivity;

•	our ability to manage changes in network service provider fees that we pay in connection with the delivery of communications on our platform;

•	our ability to work closely with email inbox service providers to maintain deliverability rates;

•	our ability to pass on our savings associated with our platform optimization efforts to our customers;

•	the impact and expected results from changes in our relationship with our larger customers;

•	our ability to attract and retain enterprises and international organizations as customers for our products;

•	our ability to form and expand partnerships with technology partners and consulting partners;

•	our ability to successfully enter into new markets and manage our international expansion;

•	the attraction and retention of qualified employees and key personnel;

•	our ability to effectively manage our growth and future expenses and maintain our corporate culture;

•	our ability to compete effectively in an intensely competitive market;

•	the sufficiency of our cash and cash equivalents to meet our liquidity needs;

•	our anticipated investments in sales and marketing, research and development and additional systems and processes to support our growth;

S-ii

•	our ability to maintain, protect and enhance our intellectual property;

•	our ability to successfully defend litigation brought against us;

•	our ability to service the interest on our convertible notes and repay such notes, to the extent required;

•	our customers’ and other platform users’ violation of our policies or other misuse of our platform;

•

our expectations about the impact of natural disasters and public health epidemics, such as the coronavirus on our business, results of operations, financial condition and on our customers, employees, vendors and partners; and

•	our ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in “Risk Factors” and elsewhere in this prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

S-iii

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider before investing in our Class A common stock. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus we authorize for use in connection with this offering, before making an investment decision to purchase our Class A common stock, especially the risks of investing in our Class A common stock discussed in “Risk Factors” in this prospectus supplement, as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. This prospectus supplement may add to, update or change information in the accompanying prospectus. Unless the context otherwise requires, the terms “Twilio,” “the company,” “we,” “us” and “our” in this prospectus refer to Twilio Inc. and its consolidated subsidiaries.

Overview

We are the leader in the Cloud Communications Platform category. We enable developers to build, scale and operate real-time communications within their software applications via our simple-to-use Application Programming Interfaces (“APIs”). The power, flexibility, and reliability offered by our software building blocks empowers companies of virtually every shape and size to build world-class engagement into their customer experience.

We offer a Customer Engagement Platform with software designed to address specific use cases like account security and contact centers and a set of APIs that handles the higher level communication logic needed for nearly every type of customer engagement. These APIs are focused on the business challenges that a developer is looking to address, allowing our customers to more quickly and easily build better ways to engage with their customers throughout their journey. We also offer a set of APIs that enables developers to embed voice, messaging, video and email capabilities into their applications and is designed to support almost all the fundamental ways humans communicate, unlocking innovators to address just about any communication market. The Super Network is our software layer that allows our customers’ software to communicate with connected devices globally. It interconnects with communications networks and inbox service providers around the world and continually analyzes data to optimize the quality and cost of communications that flow through our platform. The Super Network also contains a set of APIs that gives our customers access to more foundational components of our platform, like phone numbers.

Our customers’ applications are able to reach users via voice, messaging, video and email in nearly every country in the world by utilizing our platform. We support our global business through over 25 cloud data centers across more than seven regions around the world and have developed contractual relationships with network service providers globally.

Our business model is primarily focused on reaching and serving the needs of software developers, who we believe are becoming increasingly influential in technology decisions in a wide variety of companies. As of June 30, 2020, eight million developer accounts have been registered on our platform. We call this approach our Business Model for Innovators, which empowers developers by reducing friction and upfront costs, encouraging experimentation, and enabling developers to grow as customers as their ideas succeed. We established and maintain our leadership position by engaging directly with, and cultivating, our developer community, which has led to the rapid adoption of our platform. We reach developers through community events and conferences, including our SIGNAL customer and developer conferences, to demonstrate how every developer can create differentiated applications incorporating communications using our products.

Once developers are introduced to our platform, we provide them with a low friction trial experience. By accessing our easy-to-adopt APIs, extensive self-service documentation and customer support team, developers build our products into their applications and then test such applications through free trial periods that we provide. Once they have decided to use our products beyond the initial free trial period, customers provide their credit card information and only pay for the actual usage of our products. Historically, we have acquired the substantial majority of our customers through this self-service model. As customers expand their usage of our platform, our relationships with them often evolve to include business leaders within their organizations. Once our customers reach a certain spending level with us, we support them with account executives or customer success advocates within our sales organization to ensure their satisfaction and expand their usage of our products.

We also supplement our self-service model with a sales effort aimed at engaging larger potential customers, strategic leads and existing customers through a direct sales approach. To help increase awareness of our products in the enterprise, we have expanded our marketing efforts through programs like our Twilio Engage roadshow where we seek to bring business leaders and developers together to discuss the future of customer engagement. We have developed products to support this effort as well, like the Twilio Enterprise Plan, which provides capabilities for advanced security, access management and granular administration. Our sales organization targets technical leaders and business leaders who are seeking to leverage software to drive competitive differentiation. As we educate these leaders on the benefits of developing applications incorporating our products to differentiate their business, they often consult with their developers regarding implementation. We believe that developers are often advocates for our products as a result of our developer-focused approach. Our sales organization includes sales development, inside sales, field sales and sales engineering personnel.

COVID-19 Update

A novel coronavirus disease (“COVID-19”) was declared a global pandemic during the first quarter of 2020 and has resulted in the imposition of numerous, unprecedented, national and international measures to try to contain the virus, including travel bans and restrictions, shutdowns, quarantines, shelter-in-place and social distancing orders. To prioritize the health and safety of our employees, customers and our community at large, we postponed SIGNAL, our annual developer and customer conference, to September 30, 2020, and converted it to a virtual event. In addition, we have either cancelled or shifted other planned events to virtual-only experiences and may determine to alter, postpone or cancel additional customer, employee or industry events in the future. Since mid-March, we have also taken several precautionary measures to protect our employees and contingent workers and help minimize the spread of the virus, including temporarily closing our worldwide offices, requiring all employees and contingent workers to work from home and suspending all business travel worldwide for our employees for the time being.

The broader implications of COVID-19 on our results of operations and overall financial performance remain uncertain. The COVID-19 pandemic and its adverse effects have become more prevalent in the locations where we, our customers, suppliers or third-party business partners conduct business. In the three months ended June 30, 2020, we continued to witness declines in usage of our platform from customers in the travel, hospitality and ridesharing industries. However, we also continued to experience increased usage in other areas, including healthcare, education, consumer on-demand and retail. We acknowledge that there may be additional impacts to the economy and our business as a result of COVID-19. We expect that there may be some volatility in customer demand and buying habits as the pandemic continues, and we may experience constrained supply or curtailed customer demand that could materially and adversely impact our business, results of operations and financial performance in future periods. Specifically, we may experience impact from delayed sales cycles, including customers and prospective customers delaying contract signing or contract renewals, or reducing budgets or minimum commitments related to the products and services that we offer and changes to consumer behavior that may affect customers who use our products and service for confirmations, notifications and other use cases. While we are continuing our recruiting efforts, it is possible that the pace of our hiring may slow during the COVID-19 pandemic.

Corporate History and Information

Twilio Inc. was incorporated in Delaware in March 2008. Our principal executive offices are located at 101 Spear Street, First Floor, San Francisco, California 94105, and our telephone number is (415) 390-2337. Our website address is www.twilio.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase the shares of Class A common stock offered hereby.

THE OFFERING

The following summary is provided solely for your convenience and is not intended to be complete. For a more detailed description of our common stock, see “Description of Capital Stock—Common Stock” in the accompanying prospectus.

Issuer	Twilio Inc.

Class A common stock offered by us	5,060,729 shares

Class A common stock to be outstanding after this offering	137,255,064 shares

Underwriters’ option to purchase additional shares of Class A common stock from us	759,109 shares

Use of proceeds	We anticipate that the net proceeds of this offering will be approximately $1.2 billion (or $1.4 billion if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discounts and commissions and our estimated offering expenses related to this offering.

We intend to use the net proceeds from the offering for general corporate purposes, which may include the acquisition of other companies or businesses, the refinancing or repayment of debt, capital expenditures, working capital and share repurchases. These expectations are subject to change. See “Use of Proceeds” for additional information.

Voting Rights	Shares of Class A common stock are entitled to one vote per share. Shares of Class B common stock are entitled to 10 votes per share.

Holders of our Class A common stock and Class B common stock generally vote together as a single class, unless otherwise required by law or our amended and restated certificate of incorporation. Each share of our Class B common stock is convertible into one share of our Class A common stock at any time and will convert automatically upon certain transfers and upon the earlier of June 28, 2023 or the date the holders of two-thirds of our Class B common stock elect to convert the Class B common stock to Class A common stock.

Material U.S. Federal Income Tax Consequences	For a discussion of material U.S. federal income tax consequences relating to the ownership and disposition of the shares of our common stock. See “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders.”

You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning and disposing of shares of our common stock in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

Risk Factors	Investing in our common stock involves risk. See “Risk Factors” and all other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference for a discussion of factors that should be considered before investing in our common stock.

New York Stock Exchange trading symbol	“TWLO”

The number of shares of our Class A stock that will be outstanding after this offering is based on 132,194,335 shares of our Class A common stock outstanding as of June 30, 2020 and excludes:

•	10,837,157 shares of our Class B common stock outstanding as of June 30, 2020;

•

3,392,591 shares of our Class A common stock issuable upon the exercise of options to purchase shares of our Class A common stock outstanding as of June 30, 2020, with a weighted-average exercise price of $63.43 per share;

•

1,965,137 shares of our Class B common stock issuable upon the exercise of options to purchase shares of our Class B common stock outstanding as of June 30, 2020, with a weighted-average exercise price of $7.48 per share;

•	8,790,240 restricted stock units for shares of our Class A common stock that are releasable upon satisfaction of service conditions outstanding as of June 30, 2020;

•	1,688 restricted stock units for shares of our Class B common stock that are releasable upon satisfaction of service conditions outstanding as of June 30, 2020;

•	97,517 restricted stock units for shares of our Class A common stock that are releasable upon satisfaction of service conditions that were granted after June 30, 2020;

•	751,469 shares of our Class A common stock reserved for issuance to fund and support the operations of Twilio.org; and

•	24,483,258 shares of our Class A common stock reserved for future issuance under our equity compensation plans as of June 30, 2020, consisting of:

•	19,440,819 shares of our Class A common stock reserved for future issuance under our 2016 Stock Option and Incentive Plan (our “2016 Plan”); and

•	5,042,439 shares of our Class A common stock reserved for future issuance under our 2016 Employee Stock Purchase Plan (our “ESPP”).

Except as otherwise indicated, all information in this prospectus supplement assumes:

•	no exercise or settlement of outstanding stock options or restricted stock units; and

•	no exercise by the underwriters of their option to purchase up to an additional 759,109 shares of our Class A common stock from us.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the consolidated financial statements and the related notes, before deciding whether to purchase shares of our Class A common stock. The risks and uncertainties described below include those that we consider material and that we are currently aware of, but are not the only ones we face. If any of the following risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the market price of our Class A common stock could decline and you could lose part or all of your investment.

Risks Related to Ownership of Our Class A Common Stock

The trading price of our Class A common stock has been volatile and may continue to be volatile, and you could lose all or part of your investment.

Prior to our initial public offering in June 2016, there was no public market for shares of our Class A common stock. On June 23, 2016, we sold shares of our Class A common stock to the public at $15.00 per share. From June 23, 2016, the date that our Class A common stock started trading on the NYSE, through August 6, 2020, the trading price of our Class A common stock has ranged from $22.80 per share to $288.81 per share. The trading price of our Class A common stock may continue to fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•	price and volume fluctuations in the overall stock market from time to time;

•	volatility in the trading prices and trading volumes of technology stocks;

•	changes in operating performance and stock market valuations of other technology companies generally, or those in our industry in particular;

•	sales of shares of our Class A common stock by us or our stockholders;

•

failure of securities analysts to maintain coverage of us, changes in financial estimates by securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

•	the financial projections we may provide to the public, any changes in those projections or our failure to meet those projections;

•	announcements by us or our competitors of new products or services;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	rumors and market speculation involving us or other companies in our industry;

•

changes in laws, industry standards, regulations or regulatory enforcement in the United States or internationally, the General Data Protection Regulation (“GDPR”), the California Consumer Privacy Act of 2018 and other privacy regulations that may be implemented in the future, including the Schrems II decision invalidating the EU-U.S. Privacy Shield, SHAKEN/STIR and other robocalling prevention and anti-spam standards and increased costs associated with such compliance, as well as enhanced Know-Your-Client processes that impact our ability to market, sell or deliver our products;

•	actual or anticipated changes in our results of operations or fluctuations in our results of operations;

•	actual or anticipated developments in our business, our competitors’ businesses or the competitive landscape generally;

•	litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	announced or completed acquisitions of businesses, products, services or technologies by us or our competitors;

•	changes in accounting standards, policies, guidelines, interpretations or principles;

•	any significant change in our management; and

•	general economic conditions and slow or negative growth of our markets.

In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Substantial future sales of shares of our Class A common stock could cause the market price of our Class A common stock to decline.

The market price of our Class A common stock could decline as a result of substantial sales of our Class A common stock, particularly sales by our directors, executive officers and significant stockholders, or the perception in the market that holders of a large number of shares intend to sell their shares.

Additionally, the shares of Class A common stock subject to outstanding options and restricted stock unit awards under our equity incentive plans and the shares reserved for future issuance under our equity incentive plans will become eligible for sale in the public market upon issuance, subject to applicable insider trading policies. Certain holders of our Class A common stock have rights, subject to some conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for our stockholders or ourselves.

The dual class structure of our common stock has the effect of concentrating voting control with those stockholders who held our capital stock prior to the completion of our initial public offering, including our directors, executive officers and their respective affiliates. This limits or precludes your ability to influence corporate matters, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring stockholder approval.

Our Class B common stock has 10 votes per share, and our Class A common stock has one vote per share. As of June 30, 2020, our directors, executive officers and their respective affiliates, held in the aggregate 27.5% of the voting power of our capital stock. Because of the 10-to-one voting ratio between our Class B common stock and Class A common stock, the holders of our Class B common stock collectively will continue to control a majority of the combined voting power of our common stock and therefore be able to control all matters submitted to our stockholders for approval until the earlier of (i) June 28, 2023, or (ii) the date the holders of two-thirds of our Class B common stock elect to convert the Class B common stock to Class A common stock. This concentrated control limits or precludes your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring stockholder approval. In addition, this may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our stockholders.

Future transfers by holders of Class B common stock will generally result in those shares converting to Class A common stock, subject to limited exceptions, such as certain transfers effected for estate planning purposes. The conversion of Class B common stock to Class A common stock will have the effect, over time, of increasing the relative voting power of those holders of Class B common stock who retain their shares in the long term.

If securities or industry analysts cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our Class A common stock adversely, the trading price of our Class A common stock and trading volume could decline.

The trading market for our Class A common stock is influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. If any of the analysts who cover us change their recommendation regarding our Class A common stock adversely, or provide more favorable relative recommendations about our competitors, the trading price of our Class A common stock would likely decline. If any analyst who covers us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price of our Class A common stock or trading volume to decline.

Anti-takeover provisions contained in our amended and restated certificate of incorporation and amended and restated bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Our amended and restated certificate of incorporation, amended and restated bylaws and Delaware law contain provisions which could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our board of directors. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws include provisions:

•

authorizing “blank check” preferred stock, which could be issued by our board of directors without stockholder approval and may contain voting, liquidation, dividend and other rights superior to our Class A and Class B common stock;

•	limiting the liability of, and providing indemnification to, our directors and officers;

•	limiting the ability of our stockholders to call and bring business before special meetings;

•

providing for a dual class common stock structure in which holders of our Class B common stock have the ability to control the outcome of matters requiring stockholder approval, even if they own significantly less than a majority of the outstanding shares of our Class A and Class B common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets;

•	providing that our board of directors is classified into three classes of directors with staggered three-year terms;

•	prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

•	requiring advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our board of directors;

•	controlling the procedures for the conduct and scheduling of board of directors and stockholder meetings; and

•

providing for advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the Delaware General Corporation law, which prevents certain stockholders holding more than 15% of our outstanding common stock from engaging in certain business combinations without approval of the holders of at least two-thirds of our outstanding common stock not held by such 15% or greater stockholder.

Any provision of our amended and restated certificate of incorporation, amended and restated bylaws or Delaware law that has the effect of delaying, preventing or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our Class A common stock.

We do not expect to declare any dividends in the foreseeable future.

We have never paid dividends and we do not anticipate declaring any cash dividends to holders of our common stock in the foreseeable future. Consequently, investors may need to rely on sales of their Class A common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking cash dividends should not purchase our Class A common stock.

Our ability to use our net operating losses to offset future taxable income may be subject to certain limitations.

As of December 31, 2019, we had federal, state and foreign net operating loss carryforwards (“NOLs”) of $1,159.3 million, $630.2 million and $13.8 million, respectively. In the year ended December 31, 2019, as a result of our SendGrid acquisition, we assumed a $56.2 million deferred tax liability, as described in Notes 6 and 16 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 2, 2020. In general, under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation that undergoes an “ownership change” (generally defined as a greater than 50 percentage point change (by value) in the equity ownership of certain stockholders over a rolling three-year period) is subject to limitations on its ability to utilize its pre-change NOLs to offset post-change taxable income. Our existing NOLs may be subject to limitations arising from previous ownership changes, and if we undergo an ownership change in the future, including as a result of this offering, our ability to utilize NOLs could be further limited by Section 382 of the Code. Future changes in our stock ownership, some of which may be outside of our control, could result in an ownership change under Section 382 of the Code. As a result, if we earn net taxable income, our ability to use our pre-change NOLs to offset U.S. federal taxable income may be subject to limitations under Section 382, which could potentially result in increased future tax liability to us. In addition, at the state level, there may be periods during which the use of NOLs are suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

USE OF PROCEEDS

We estimate that the net proceeds from this offering of our Class A common stock will be approximately $1.2 billion, after deducting underwriting discounts and estimated offering expenses payable by us. If the underwriters’ option to purchase additional shares of our common stock in this offering is exercised in full, we estimate that the net proceeds from this offering will be approximately $1.4 billion, after deducting underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds from the offering for general corporate purposes, which may include the acquisition of other companies or businesses, the refinancing or repayment of debt, capital expenditures, working capital and share repurchases. The amount and timing of these expenditures will vary depending on a number of factors, including competitive and technological developments and the rate of growth, if any, of our business.

Pending their use, we plan to invest the net proceeds from this offering in cash, money market funds, commercial paper, corporate bonds, U.S. agency debt securities and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth cash, cash equivalents and marketable securities, as well as our capitalization, as of June 30, 2020:

•	On an actual basis; and

•	on an as adjusted basis to give effect to the issuance and sale of 5,060,729 shares of our Class A common stock offered hereby.

You should read this table in conjunction with “Use of Proceeds” as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the related notes, included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which is incorporated by reference herein.

	As of June 30, 2020
	Actual	As Adjusted
	(Unaudited, in thousands except share and per share information)
Cash, cash equivalents and marketable securities	$1,903,319	$3,127,319

Debt:
0.25% convertible senior notes due 2023 (the “Notes”), net(1)(2)	$470,545	$470,545

Stockholders’ equity:
Preferred stock, $0.001 par value per share: 100,000,000 shares authorized, no shares issued and outstanding, actual and as adjusted	—	—
Class A common stock, $0.001 par value per share: 1,000,000,000 shares authorized, 132,194,335 shares issued and outstanding, actual; 1,000,000,000 shares authorized, 137,255,064 shares issued and outstanding, as adjusted	130	135
Class B common stock, $0.001 par value per share: 100,000,000 shares authorized, 10,837,157 shares issued and outstanding, actual; 100,000,000 shares authorized, 10,837,157 shares issued and outstanding, as adjusted	12	12
Additional paid-in capital	5,181,368	6,405,363
Accumulated other comprehensive income	13,606	13,606
Accumulated deficit	(873,526)	(873,526)

Total stockholders’ equity	4,321,590	5,545,590

Total capitalization	$4,792,135	$6,016,135

(1)

In accordance with Financial Accounting Standards Board Accounting Standards Codification 470-20, Debt with Conversion and Other Options (“ASC 470-20”), convertible debt that may be entirely or partially settled in cash is required to be separated into a liability and an equity component, such that interest expense reflects the issuer’s non-convertible debt interest cost. On the issuance date, the value of the conversion option of the Notes, representing the equity component, is recorded as additional paid-in capital within stockholders’ equity and as an original issue discount to the Notes, which reduces their initial carrying value. The carrying value of the Notes, net of the discount recorded, will be accreted up to the principal amount of the Notes from the issuance date until maturity. ASC 470-20 does not affect the actual amount that we are required to repay. Notwithstanding the net presentation required by ASC 470-20, we are required to repay the $550.0 million aggregate principal amount of the Notes.

(2)

During the three months ended June 30, 2020, the conditional conversion feature of the Notes was triggered as the last reported sale price of our Class A common stock was more than or equal to 130% of the conversion price for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on June 30, 2020 (the last trading day of the calendar quarter), and therefore the Notes are currently convertible, in whole or in part, at the option of the holders through September 30, 2020. Whether the Notes will be convertible following such period will depend on the continued satisfaction of this condition or another conversion condition in the future. The company may redeem the Notes, in whole or in part, at its option, on or after June 1, 2021 but before the 35th scheduled trading day before the maturity date, at a cash redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, if the last reported sale price of the Class A Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading days ending on, and including, the trading day immediately before the date the redemption notices were sent; and the trading day immediately before such notices were sent.

The as adjusted columns in the table above are based on 132,194,335 shares of our Class A common stock and 10,837,157 shares of our Class B common stock outstanding as of June 30, 2020 and excludes:

•

3,392,591 shares of our Class A common stock issuable upon the exercise of options to purchase shares of our Class A common stock outstanding as of June 30, 2020, with a weighted-average exercise price of $63.43 per share;

•

1,965,137 shares of our Class B common stock issuable upon the exercise of options to purchase shares of our Class B common stock outstanding as of June 30, 2020, with a weighted-average exercise price of $7.48 per share;

•	8,790,240 restricted stock units for shares of our Class A common stock that are releasable upon satisfaction of service conditions outstanding as of June 30, 2020;

•	1,688 restricted stock units for shares of our Class B common stock that are releasable upon satisfaction of service conditions outstanding as of June 30, 2020;

•	97,517 restricted stock units for shares of our Class A common stock that are releasable upon satisfaction of service conditions that were granted after June 30, 2020;

•	751,469 shares of our Class A common stock reserved for issuance to fund and support the operations of Twilio.org; and

•	24,483,258 shares of our Class A common stock reserved for future issuance under our equity compensation plans as of June 30, 2020, consisting of:

•	19,440,819 shares of our Class A common stock reserved for future issuance under our 2016 Plan; and

•	5,042,439 shares of our Class A common stock reserved for future issuance under our ESPP.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

The following is a discussion of the material U.S. federal income tax consequences relating to the ownership and disposition of our Class A common stock by a non-U.S. holder. For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our Class A common stock other than a partnership that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (as defined in the Internal Revenue Code of 1986, as amended the “Code”) have authority to control all substantial decisions of the trust or if the trust has a valid election in effect to be treated as a United States person under applicable U.S. Treasury Regulations.

This discussion is based on current provisions of the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change could alter the tax consequences to non-U.S. holders described in this prospectus supplement. In addition, the Internal Revenue Service (the “IRS”), could challenge one or more of the tax consequences described in this prospectus supplement.

We assume in this discussion that each non-U.S. holder holds shares of our Class A common stock as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any aspects of state, local or non-U.S. taxes, alternative minimum tax, the Medicare contribution tax on net investment income, any estate tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, any election to apply Section 1400Z-2 of the Code to gains recognized with respect to shares of our Class A common stock or any other U.S. federal taxes other than income taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

•	insurance companies;

•	tax-exempt organizations;

•	financial institutions;

•	brokers or dealers in securities;

•	pension plans;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	owners that hold our Class A common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•	certain U.S. expatriates;

•	persons who have elected to mark securities to market; or

•	persons that acquire our Class A common stock as compensation for services.

In addition, this discussion does not address the tax treatment of partnerships (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other entities that are transparent for U.S. federal income tax purposes or persons who hold their Class A common stock through partnerships or other entities that are transparent for U.S. federal income tax purposes. In the case of a holder that is classified as a partnership for U.S. federal income tax purposes, the tax treatment of a person treated as a partner in such partnership for U.S. federal income tax purposes generally will depend on the status of the partner, the activities of the partner and the partnership and certain determinations made at the partner level. A person treated as a partner in a partnership or who holds their stock through another transparent entity should consult his, her or its own tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our Class A common stock through a partnership or other transparent entity, as applicable.

Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of acquiring, holding and disposing of our Class A common stock.

Distributions on Our Class A Common Stock

We do not expect to pay any dividends in the foreseeable future. See “Dividend Policy” above in this prospectus supplement. However, in the event that we do pay distributions of cash or property on our Class A common stock, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the Class A common stock. Any remaining excess will be treated as capital gain from the sale of such stock, subject to the tax treatment described below under the heading “Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock.”

Subject to the discussions below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” and the discussion in the following paragraph regarding income effectively connected with a U.S. trade or business, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. If we or another withholding agent apply over-withholding or if a non-U.S. holder does not timely provide us with the required certification, the non-U.S. holder may be entitled to a refund or credit of any excess tax withheld by timely filing an appropriate claim with the IRS.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States, and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax described above if the non-U.S. holder satisfies applicable certification and disclosure requirements. To obtain this exemption, a non-U.S. holder must generally provide us or the applicable withholding agent with a properly executed IRS Form W-8ECI (or applicable successor form) properly certifying such exemption. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the regular U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of our Class A common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or applicable successor form) certifying qualification for the lower treaty rate and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

Any documentation provided to an applicable withholding agent may need to be updated in certain circumstances. The certification requirements described above also may require a non-U.S. holder to provide its U.S. taxpayer identification number.

Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock

Subject to the discussions below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on a sale, exchange or other taxable disposition of our Class A common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the regular rates and in the manner applicable to United States persons (as defined in the Code), and, if the non-U.S. holder is a foreign corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

•

the non-U.S. holder is an non-resident alien individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the amount of net gain derived from the disposition, which may be offset by certain capital losses allocable to U.S. sources, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

we are or were a “U.S. real property holding corporation” during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held our Class A common stock, unless our Class A common stock is regularly traded on an established securities market and the non-U.S. holder held no more than five percent of our outstanding common stock, directly or indirectly, actually or constructively, during such period. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the regular U.S. federal income tax rates applicable to United States persons (as defined in the Code). Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance in this regard, we believe that we have not been and are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our Class A common stock will be regularly traded on an established securities market for purposes of the rules described above.

Information Reporting and Backup Withholding

We (or the applicable paying agent) must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our Class A common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate (currently 24%) with respect to dividends on our Class A common stock. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E or otherwise establishes an exemption.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our Class A common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a foreign broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker that is a United States person (within the meaning of the Code) or that has substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Pursuant to the provisions of a specific treaty or agreement, copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated. Any documentation provided to an applicable withholding agent may need to be updated in certain circumstances.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Account Tax Compliance Act

Legislation commonly referred to as the Foreign Account Tax Compliance Act and associated guidance (collectively, “FATCA”) will generally impose a 30% withholding tax on any “withholdable payment” to a “foreign financial institution” (both as defined in the Code), unless such institution enters into an agreement with the U.S. government to deduct and withhold a 30% tax on certain payments made by such foreign financial institution and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) or another applicable exception applies or such institution is compliant with applicable foreign law enacted in connection with an applicable intergovernmental agreement between the United States and a foreign jurisdiction. FATCA will also generally impose a 30% withholding tax on any “withholdable payment” (as defined in the Code) to a foreign entity that is not a financial institution, unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity (which generally includes any United States person who directly or indirectly owns more than 10% of the entity), if any, or another applicable exception applies or such entity is compliant with applicable foreign law enacted in connection with an applicable intergovernmental agreement between the United States and a foreign jurisdiction. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes.

Under final regulations and other current guidance, the withholding provisions described above apply currently to dividends on our Class A common stock. Proposed regulations provide that FATCA withholding does not apply to gross proceeds from the disposition of property of a type that can produce U.S. source dividends or interest; however, prior versions of the rules would have made such gross proceeds subject to FATCA withholding. Taxpayers (including withholding agents) can rely on the proposed regulations until final regulations are issued. The FATCA withholding tax will apply regardless of whether a payment would otherwise be exempt from or not subject to U.S. nonresident withholding tax (e.g., as capital gain).

The preceding discussion of material U.S. federal tax consequences is for general information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of acquiring, holding and disposing of our Class A common stock, including the consequences of any proposed changes in applicable laws or any applicable income tax treaty.

UNDERWRITING

We are offering the shares of Class A common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and BofA Securities, Inc. are acting as book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of Class A common stock listed next to its name in the following table:

Name	Number of Shares
J.P. Morgan Securities LLC	2,024,292
Morgan Stanley & Co. LLC	961,539
Goldman Sachs & Co. LLC	910,931
BofA Securities, Inc.	759,109
Academy Securities, Inc.	202,429
Siebert Williams Shank & Co., LLC	202,429

Total	5,060,729

The underwriters are committed to purchase all the Class A common shares offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the Class A common shares directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $2.964 per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $0.988 per share from the initial public offering price. After the initial offering of the shares to the public, if all of the common shares are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 759,109 additional shares of Class A common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of Class A common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of Class A common stock less the amount paid by the underwriters to us per share of Class A common stock. The underwriting fee is $4.94 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$4.94	$4.94
Total	$25,000,001	$28,750,000

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $1.0 million. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $25,000.

A prospectus supplement in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, issue, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to any shares of our Class A common stock or securities convertible into or exchangeable or exercisable for any shares of our Class A common stock, including but not limited to any options or warrants to purchase shares of stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Class A common stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences associated with the ownership of any shares of Class A common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of Class A common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 60 days after the date of this prospectus supplement, other than (a) the shares of our Class A common stock to be sold pursuant to this prospectus supplement, (b) any shares of our common stock issued upon the exercise or settlement of options or restricted stock units or the conversion or exchange of convertible or exchangeable securities, (c) any shares of our common stock or any securities convertible into, exchangeable for or that represent the right to receive such shares under the 2016 Plan or the ESPP, (d) the entry into an agreement providing for the issuance of any shares of Class A common stock or any security convertible into or exercisable for shares of Class A common stock in connection with our acquisition of the securities, businesses, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by us in connection with such acquisition, or the issuance of any such securities pursuant to any such agreement, (e) the entry into any agreement providing for the issuance of shares of Class A common stock or any security convertible into or exercisable for shares of Class A common stock in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, (f) the shares of Class A common stock currently reserved for issuance to or for the benefit of our charitable organization, Twilio.org, or (g) the filing by us of a registration statement on Form S-8 or a successor form relating to securities granted or to be granted pursuant to our 2016 Plan or our ESPP; provided that in the case of clauses (d) and (e), the aggregate number of shares of Class A common stock that we may sell or issue or agree to sell or issue pursuant to clauses (d) and (e) shall not exceed 10% of the total number of shares of our Class A common stock issued and outstanding immediately following the closing of this offering; and provided further that in the case of clauses (b) through (e), we shall cause each director and executive officer who is a recipient of such securities to execute and deliver a lock-up agreement.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, any shares of our common stock or any options or warrants to purchase our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors and executive officers in accordance with the rules and regulations of the SEC).

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares of Class A common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State other than:

A.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

B.	to fewer than 150 natural or legal persons (other than qualified investors under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or

C.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriter and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre (“DIFC”)

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Australia

This document:

•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors available under section 708 of the Corporations Act (“Exempt Investors”).

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

The underwriter has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the share to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

A.

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

B.	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

A.	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

B.	where no consideration is or will be given for the transfer;

C.	where the transfer is by operation of law;

D.	as specified in Section 276(7) of the SFA; or

E.	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Canada

The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates

(including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Bermuda

The shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the Company. The shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (each a “BVI Company”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

Notice to Prospective Investors in Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorised financial adviser.

Notice to Prospective Investors in the British Virgin Islands

The shares may be offered to persons located in the British Virgin Islands who are “qualified investors” for the purposes of Securities and Investment Business Act, 2010 (“SIBA”). Qualified investors include (i) certain entities which are regulated by the Financial Services Commission in the British Virgin Islands, including banks, insurance companies, licensees under SIBA and public, professional and private mutual funds; (ii) a company, any securities of which are listed on a recognised exchange; and (iii) persons defined as “professional investors” under SIBA, which is any person (a) whose ordinary business involves, whether for that person’s own account or the account of others, the acquisition or disposal of property of the same kind as the property, or a substantial part of the property of the Company; or (b) who has signed a declaration that he, whether individually or jointly with his spouse, has net worth in excess of US$1,000,000 and that he consents to being treated as a professional investor.

Notice to Prospective Investors in China

This document will not be circulated or distributed in the People’s Republic of China (the “PRC”) and the shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this document nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to Prospective Investors in Korea

The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the

“FETL”). The shares have not been listed on the Korea Exchange in Korea. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the shares has been or will be registered with the Securities Commission of Malaysia (“Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the shares, as principal, if the offer is on terms that the shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this document is subject to Malaysian laws. This document does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Notice to Prospective Investors in Taiwan

The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorised to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.

Notice to Prospective Investors in South Africa

Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the “South African Companies Act”)) is being made in connection with the issue of the shares in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:

Section 96 (1) (a)

the offer, transfer, sale, renunciation or delivery is to:

(i) persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;

(ii) the South African Public Investment Corporation;

(iii) persons or entities regulated by the Reserve Bank of South Africa;

(iv) authorised financial service providers under South African law;

(v) financial institutions recognised as such under South African law;

(vi) a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorised portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

(vii) any combination of the person in (i) to (vi); or

Section 96 (1) (b)	the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.

Information made available in this document should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

No South African residents or offshore subsidiary of a South African resident may subscribe for or purchase any of the shares or beneficially own or hold any of the shares unless specific approval has been obtained from the financial surveillance department of the South African Reserve Bank (the “SARB”) by such persons or such subscription, purchase or beneficial holding or ownership is otherwise permitted under the South African Exchange Control Regulations or the rulings promulgated thereunder (including, without limitation, the rulings issued by the SARB providing for foreign investment allowances applicable to persons who are residents of South Africa under the applicable exchange control laws of South Africa).

Notice to Prospective Investors in Chile

THESE SHARES ARE PRIVATELY OFFERED IN CHILE PURSUANT TO THE PROVISIONS OF LAW 18,045, THE SECURITIES MARKET LAW OF CHILE, AND NORMA DE CARÁCTER GENERAL NO. 336 (“RULE 336”), DATED JUNE 27, 2012, ISSUED BY THE SUPERINTENDENCIA DE VALORES Y SEGUROS DE CHILE (“SVS”), THE SECURITIES REGULATOR OF CHILE, TO RESIDENT QUALIFIED INVESTORS THAT ARE LISTED IN RULE 336 AND FURTHER DEFINED IN RULE 216 OF JUNE 12, 2008 ISSUED BY THE SVS.

PURSUANT TO RULE 336 THE FOLLOWING INFORMATION IS PROVIDED IN CHILE TO PROSPECTIVE RESIDENT INVESTORS IN THE OFFERED SECURITIES:

1.	THE INITIATION OF THE OFFER IN CHILE IS AUGUST 5, 2020.

2.	THE OFFER IS SUBJECT TO NCG 336 OF JUNE 27, 2012 ISSUED BY THE SUPERINTENDENCIA DE VALORES Y SEGUROS DE CHILE (SUPERINTENDENCY OF SECURITIES AND INSURANCE OF CHILE).

3.	THE OFFER REFERS TO SECURITIES THAT ARE NOT REGISTERED IN THE REGISTRO DE VALORES (SECURITIES REGISTRY) OR THE REGISTRO DE VALORES EXTRANJEROS (FOREIGN SECURITIES REGISTRY) OF THE SVS AND THEREFORE:

a.	THE SECURITIES ARE NOT SUBJECT TO THE OVERSIGHT OF THE SVS; AND

b.	THERE ISSUER THEREOF IS NOT SUBJECT TO REPORTING OBLIGATION WITH RESPECT TO ITSELF OR THE OFFERED SECURITIES.

4.	THE SECURITIES MAY NOT BE PUBLICLY OFFERED IN CHILE UNLESS AND UNTIL THEY ARE REGISTERED IN THE SECURITIES REGISTRY OF THE SVS.

INFORMACIÓN A LOS INVERSIONISTAS RESIDENTES EN CHILE

LOS VALORES OBJETO DE ESTA OFERTA SE OFRECEN PRIVADAMENTE EN CHILE DE CONFORMIDAD CON LAS DISPOSICIONES DE LA LEY N° 18.045 DE MERCADO DE VALORES, Y LA NORMA DE CARÁCTER GENERAL N° 336 DE 27 DE JUNIO DE 2012 (“NCG 336”) EMITIDA POR LA SUPERINTENDENCIA DE VALORES Y SEGUROS DE CHILE, A LOS “INVERSIONISTAS CALIFICADOS” QUE ENUMERA LA NCG 336 Y QUE SE DEFINEN EN LA NORMA DE CARÁCTER GENERAL N° 216 DE 12 DE JUNIO DE 2008 EMITIDA POR LA MISMA SUPERINTENDENCIA.

EN CUMPLIMIENTO DE LA NCG 336, LA SIGUIENTE INFORMACIÓN SE PROPORCIONA A LOS POTENCIALES INVERSIONISTAS RESIDENTES EN CHILE:

1.	LA OFERTA DE ESTOS VALORES EN CHILE COMIENZA EL DÍA 05 DE AGOSTO DE 2020.

2.	LA OFERTA SE ENCUENTRA ACOGIDA A LA NCG 336 DE FECHA ECHA 27 DE JUNIO DE 2012 EMITIDA POR LA SUPERINTENDENCIA DE VALORES Y SEGUROS.

3.	LA OFERTA VERSA SOBRE VALORES QUE NO SE ENCUENTRAN INSCRITOS EN EL REGISTRO DE VALORES NI EN EL REGISTRO DE VALORES EXTRANJEROS QUE LLEVA LA SUPERINTENDENCIA DE VALORES Y SEGUROS, POR LO QUE:

a)	LOS VALORES NO ESTÁN SUJETOS A LA FISCALIZACIÓN DE ESA SUPERINTENDENCIA; Y

b)	EL EMISOR DE LOS VALORES NO ESTÁ SUJETO A LA OBLIGACIÓN DE ENTREGAR INFORMACIÓN PÚBLICA SOBRE LOS VALORES OFRECIDOS NI SU EMISOR.

4.	LOS VALORES PRIVADAMENTE OFRECIDOS NO PODRÁN SER OBJETO DE OFERTA PÚBLICA EN CHILE MIENTRAS NO SEAN INSCRITOS EN EL REGISTRO DE VALORES CORRESPONDIENTE.

Notice to Prospective Investors in Brazil

The shares have not been, and will not be, registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM. The shares may not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or unauthorized distribution under Brazilian laws and regulations. The shares are not being offered into Brazil. Documents relating to the offering of the shares, as well as information contained therein, may not be supplied to the public in Brazil, nor be used in connection with any public offer for subscription or sale of the shares to the public in Brazil.

Notice to Prospective Investors in France

Neither this document nor any other offering material relating to the shares described in this document has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this document nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier and the applicable regulations thereunder.

Notice to Prospective Investors in Kuwait

Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the ordinary shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this document (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Notice to Prospective Investors in Qatar

The shares described in this document have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This document has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This document is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

LEGAL MATTERS

Goodwin Procter LLP, Redwood City, California, which has acted as our counsel in connection with this offering, will pass upon the validity of the shares of our Class A common stock being offered hereby. The underwriters have been represented by Latham & Watkins LLP, Menlo Park, California.

EXPERTS

The consolidated financial statements of Twilio Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance on the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2019, contains an explanatory paragraph that states the Company acquired SendGrid, Inc. (SendGrid) during fiscal 2019, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019, SendGrid’s internal control over financial reporting associated with $271.4 million, or 5%, of the Company’s total assets and $177.1 million, or 16%, of total revenues included in the consolidated financial statements as of and for the year ended December 31, 2019. The audit of internal control over financial reporting of the Company also excluded an evaluation of internal control over financial reporting of SendGrid.

The report on the consolidated financial statements refers to the change in the method of accounting for leases on the adoption of Financial Accounting Standards Board’s Accounting Standards Codification (ASC) Topic 842, Leases, as of January  1, 2019.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Class A common stock offered by this prospectus supplement. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings, including the complete registration statement of which this prospectus supplement is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov.

These documents are also available, free of charge, through the Investors section of our website, which is located at investors.twilio.com/home. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of our Class A common stock (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 7, 2020 and August 4, 2020, respectively;

•	Our Current Reports on Form 8-K, filed with the SEC on June 5, 2020 and August 5, 2020;

•

Our definitive Proxy Statement on Schedule 14A, filed with the SEC on April 22, 2020 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019); and

•

The description of our Class  A common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 17, 2016, including any amendment or report filed for the purpose of updating such description.

We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we may file or furnish with the SEC, unless otherwise specified in such current report or in such form or in a particular prospectus supplement. The documents listed above or subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made pursuant to this prospectus supplement is in effect prior to the filing with the SEC of our Annual Report on Form 10-K covering such year shall cease to be incorporated by reference in this prospectus supplement from and after the filing of such Annual Reports.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in any subsequently filed incorporated document modifies or supersedes such statement. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

This prospectus supplement is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us.

Documents incorporated by reference herein are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus supplement by writing to us at the following address or by calling us at the telephone number listed below:

Twilio Inc.

101 Spear Street, First Floor

San Francisco, California 94105

Attn: General Counsel

(415) 390-2337

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page hereof.

PROSPECTUS

Class A Common Stock

Preferred Stock

Senior Debt Securities

Warrants

Units

We may from time to time issue, in one or more series or classes, Class A common stock, preferred stock, senior debt securities, warrants and/or units. We may offer these securities separately or together in units. We will specify in the accompanying prospectus supplement the terms of the securities being offered. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions or discount arrangements, in the accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

In addition, certain selling securityholders to be identified in a prospectus supplement may use this prospectus from time to time to offer shares of Class A common stock. Specific terms of these securities will be provided in supplements to this prospectus.

You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A common stock is listed on The New York Stock Exchange (the “NYSE”) under the symbol “TWLO.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 4 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission (the “SEC”), nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 29, 2019

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”.

You should rely only on the information contained, or incorporated by reference, in this prospectus and any accompanying prospectus supplement, and any free writing prospectus we authorize for use in connection with the applicable offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus, any accompanying prospectus supplement, the documents incorporated by reference herein or therein and any free writing prospectus we have authorized for use in connection with the applicable offering is accurate or complete only as of their respective dates, regardless of the time of delivery of this prospectus, the accompanying prospectus supplement and any authorized free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information in any accompanying prospectus supplement or incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. See “Incorporation of Certain Documents by Reference” in this prospectus.

This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

Unless the context otherwise requires, the terms “Twilio,” “the company,” “we,” “us” and “our” in this prospectus refer to Twilio Inc. and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, and any free writing prospectus we authorize for use in connection with the applicable offering may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in “Risk Factors” “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made to reflect events or circumstances after the date of this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

THE COMPANY

We are the leader in the Cloud Communications Platform category. We enable developers to build, scale and operate real time communications within their software applications via our simple to use Application Programming Interfaces (“APIs”). The power, flexibility, and reliability offered by our software building blocks empowers companies of virtually every shape and size to build world class engagement into their customer experience.

Our platform consists of three layers: our Engagement Cloud, Programmable Communications Cloud and Super Network. Our Engagement Cloud software is designed to address specific use cases like account security and contact centers and is a set of APIs that handles the higher level communication logic needed for nearly every type of customer engagement. These APIs are focused on the business challenges that a developer is looking to address, allowing our customers to more quickly and easily build better ways to engage with their customers throughout their journey. Our Programmable Communications Cloud software is a set of APIs that enables developers to embed voice, messaging, video and email capabilities into their applications. The Programmable Communications Cloud is designed to support almost all the fundamental ways humans communicate, unlocking innovators to address just about any communication market. The Super Network is our software layer that allows our customers’ software to communicate with connected devices globally. It interconnects with communications networks and inbox service providers around the world and continually analyzes data to optimize the quality and cost of communications that flow through our platform. The Super Network also contains a set of APIs that gives our customers access to more foundational components of our platform, like phone numbers.

Twilio Inc. was incorporated in Delaware in March 2008. Our principal executive offices are located at 375 Beale Street, Suite 300, San Francisco, California 94105, and our telephone number is (415) 390-2337. Our website address is www.twilio.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in any prospectus supplement and in the documents incorporated herein by reference, including (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 1, 2019, (ii) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 9, 2019 and (iii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from sales of securities offered by any selling securityholders under this prospectus.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes certain important terms of our capital stock, as they are currently in effect. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our amended and restated certificate of incorporation, amended and restated bylaws and amended and restated investors’ rights agreement and to the applicable provisions of Delaware law. Our authorized capital stock consists of 1,200,000,000 shares of capital stock, $0.001 par value per share, of which:

•	1,000,000,000 shares are designated as Class A common stock;

•	100,000,000 shares are designated as Class B common stock; and

•	100,000,000 shares are designated as preferred stock.

As of April 30, 2019, we had 110,265,143 shares of Class A common stock outstanding held by 95 stockholders of record, 16,001,547 shares of class B common stock outstanding held by 41 stockholders of record, and no shares of preferred stock outstanding. Our board of directors (the “board of directors”) is authorized, without stockholder approval except as required by the listing standards of the NYSE, to issue additional shares of capital stock.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A and Class B common stock are entitled to receive dividends out of funds legally available if the board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that the board of directors may determine.

Voting Rights

Holders of our Class A common stock are entitled to one vote for each share of Class A common stock held on all matters submitted to a vote of stockholders and holders of our Class B common stock are entitled to 10 votes for each share of Class B common stock held on all matters submitted to a vote of stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation and amended and restated bylaws provide for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms.

No Preemptive or Similar Rights

Our Class A and Class B common stock are not entitled to preemptive rights, and are not subject to conversion, redemption or sinking fund provisions, except for the conversion provisions with respect to the Class B common stock described below.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A and Class B common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Conversion

Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers described in our amended and restated certificate of incorporation, including transfers to family members, trusts solely for the benefit of the stockholder or their family members, and partnerships, corporations, and other entities exclusively owned by the stockholder or their family members. Once converted or transferred and converted into Class A common stock, the Class B common stock will not be reissued.

All the outstanding shares of Class A and Class B common stock will convert automatically into shares of a single class of common stock on the earlier of June 28, 2023 or the date the holders of two-thirds of our Class B common stock elect to convert the Class B common stock to Class A common stock. Following such conversion, each share of common stock will have one vote per share and the rights of the holders of all outstanding common stock will be identical. Once converted into a single class of common stock, the Class A and Class B common stock may not be reissued.

Preferred Stock

The board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. The board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. The board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Class A or Class B common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Twilio and might adversely affect the market price of Class A common stock and the voting and other rights of the holders of our Class A and Class B common stock. We have no current plan to issue any shares of preferred stock.

Registration Rights

Certain holders of our Class A common stock and Class B common stock are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights are contained in our Amended and Restated Investors’ Rights Agreement (“IRA”), dated as of December 18, 2009, as most recently amended on April 24, 2015. The registration rights set forth in the IRA will expire on June 28, 2021, or, with respect to any particular stockholder, when such stockholder is able to sell all of its shares pursuant to Rule 144(b)(1)(i) of the Securities Act or holds one percent or less of our common stock and is able to sell all of its Registrable Securities, as defined in the IRA, pursuant to Rule 144 of the Securities Act during any 90-day period. We will pay the registration expenses (other than underwriting discounts, selling commissions and stock transfer taxes) of the holders of the shares registered pursuant to the registrations described below. In an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares such holders may include.

Demand Registration Rights

Certain holders of Class A common stock and Class B common stock are entitled to certain demand registration rights. We are obligated to effect only two such registrations. Such request for registration must cover securities with anticipated aggregate proceeds to Twilio of at least $15,000,000. If we determine that it would be seriously detrimental to our stockholders to effect such a demand registration, we have the right to defer such registration, not more than once in any 12-month period, for a period of up to 90 days.

Piggyback Registration Rights

Certain holders of Class A common stock and Class B common stock are entitled to certain “piggyback” registration rights allowing the holders to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to (1) a demand registration, (2) a Form S-3 registration, (3) a registration related to a company stock plan or a corporate reorganization or other transaction covered by Rule 145 promulgated under the Securities Act or (4) a registration on any registration form which does not include substantially the same information as would be required to be included in a registration statement covering the public offering of our common stock or in which the only common stock being registered is common stock issuable upon conversion of debt securities that are also being registered, the holders of these shares are entitled to notice of the registration and have the right, subject to certain limitations, to include their shares in the registration.

S-3 Registration Rights

Certain holders of Class A common stock and Class B common stock are entitled to certain Form S-3 registration rights and may make a written request that we register the offer and sale of their shares on a registration statement on Form S-3 if we are eligible to file a registration statement on Form S-3 so long as the request covers securities the anticipated aggregate public offering price of which, before payment of underwriting discounts and commissions, is at least $2,000,000. These stockholders may make an unlimited number of requests for registration on Form S-3; however, we will not be required to effect a registration on Form S-3 if we have effected two such registrations within the 12-month period preceding the date of the request. Additionally, if we determine that it would be seriously detrimental to our stockholders to effect such a registration, we have the right to defer such registration, not more than once in any 12-month period, for a period of up to 90 days.

Anti-Takeover Provisions

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws, which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of the company. They are also designed, in part, to encourage persons seeking to acquire control of Twilio to negotiate first with the board of directors. We believe that the benefits of increased protection of its potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire it because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	the transaction was approved by the board of directors prior to the time that the stockholder became an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing changes in control of Twilio.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our amended and restated certificate of incorporation and amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of the company, as well as changes in the board of directors or management team, including the following:

Board of Directors Vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws authorize only the board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting the board of directors is permitted to be set only by a resolution adopted by a majority vote of the entire board of directors. These provisions prevent a stockholder from increasing the size of the board of directors and then gaining control of the board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the board of directors and will promote continuity of management.

Dual Class Common Stock. As described above in “—Common Stock—Voting Rights,” our amended and restated certificate of incorporation provides for a dual class common stock structure pursuant to which holders of our Class B common stock have the ability to control the outcome of matters requiring stockholder approval, even if they own significantly less than a majority of the shares of the outstanding Class A and Class B common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of the company or its assets. Current investors, executives and employees have the ability to exercise significant influence over those matters.

Classified Board.    Our amended and restated certificate of incorporation and amended and restated bylaws provide that the board of directors be classified into three classes of directors, each of which hold office for a three-year term. In addition, directors may only be removed from the board of directors for cause. The existence of a classified board could delay a potential acquiror from obtaining majority control of the board of directors, and the prospect of that delay might deter a potential acquiror.

Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of stockholders called in accordance with our amended and restated bylaws. Our amended and restated bylaws further provide that special meetings of stockholders may be called only by a majority of the board of directors, the chairman of the board of directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of Twilio.

No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

Directors Removed Only for Cause. Our amended and restated certificate of incorporation provides that stockholders may remove directors only for cause.

Amendment of Charter Provisions. Any amendment of the above provisions in our amended and restated certificate of incorporation requires approval by holders of at least two-thirds of the then-outstanding capital stock.

Issuance of Undesignated Preferred Stock. The board of directors has the authority, without further action by our stockholders, to issue up to 100,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock would enable the board of directors to render more difficult or to discourage an attempt to obtain control of Twilio by means of a merger, tender offer, proxy contest or other means.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is c/o: Shareholder Services, 462 South 4th Street, Suite 1600, Louisville KY 40202.

Listing

Our Class A common stock is listed on the NYSE under the symbol “TWLO”.

DESCRIPTION OF SENIOR DEBT SECURITIES

We may issue senior debt securities, including senior convertible debt, in one or more series. While the terms we have summarized below will apply generally to any future senior debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any senior debt securities offered through that prospectus supplement or free writing prospectus. The terms of any senior debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

We will evidence each series of senior debt securities we will issue by a senior indenture that we enter into with a trustee. We will indicate the name and address of the trustee in the prospectus supplement relating to the particular series of senior debt securities being offered. We have filed a form of senior indenture as an exhibit to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of senior debt securities containing the terms of the senior debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Unless the context requires otherwise, whenever we refer to the “indenture,” we also are referring to any supplemental indentures that specify the terms of a particular series of senior debt securities.

The senior indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to the trustee under the senior indenture.

The following summaries of material provisions of the senior debt securities and the senior indenture are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of senior debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the senior debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the senior debt securities.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of senior debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of senior debt securities in global form, and, if so, the terms and who the depository will be;

•	the maturity date;

•

whether and under what circumstances, if any, we will pay additional amounts on any senior debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the senior debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of senior debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of senior debt securities and the currency or currency unit in which the senior debt securities are payable;

•	whether the senior indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material or special United States federal income tax considerations applicable to the senior debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the indenture on discharge;

•

whether the senior debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of senior debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of senior debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the senior debt securities, including any additional events of default or covenants provided with respect to the senior debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the senior debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of senior debt securities may be convertible into or exchangeable for our Class A common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of senior debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the senior indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the senior indenture or the senior debt securities, as appropriate. If the senior debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the senior debt securities into securities that the holders of the senior debt securities would have received if they had converted the senior debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to any series of senior debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

•

if we fail to observe or perform any other covenant contained in the senior debt securities or the senior indenture, other than a covenant specifically relating to another series of senior debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of senior debt securities.

If an event of default with respect to senior debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of senior debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding senior debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the senior indenture, if an event of default under the senior indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of the applicable series of senior debt securities, unless such holders have offered the trustee indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding senior debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the senior debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the senior indenture; and

•	the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the senior debt securities of any series will have the right to institute a proceeding under the senior indenture or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series have made written request, and such holders have offered indemnity to the trustee or security reasonably satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of senior debt securities if we default in the payment of the principal, premium, if any, or interest on, the senior debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the senior indenture.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of senior debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Description of Senior Debt Securities—Consolidation, Merger or Sale;”

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of senior debt securities, as set forth in the indenture;

•

to provide for the issuance of and establish the form and terms and conditions of the senior debt securities of any series as provided under “Description of Senior Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of senior debt securities, or to add to the rights of the holders of any series of senior debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated senior debt securities and to make all appropriate changes for such purpose;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of senior debt securities of any series.

In addition, under the senior indenture, the rights of holders of a series of senior debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of each series that is affected. However, subject to the terms of the indenture for any series of senior debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding senior debt securities affected:

•	extending the stated maturity of the series of senior debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any senior debt securities; or

•	reducing the percentage of senior debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, we can elect to be discharged from our obligations with respect to one or more series of senior debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of senior debt securities of the series;

•	replace stolen, lost or mutilated senior debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the senior debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the senior debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The senior indenture will provide that we may issue senior debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the senior indenture and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the senior debt securities of any series can exchange the senior debt securities for other senior debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the senior indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the senior debt securities may present the senior debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the senior debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any senior debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the senior debt securities of each series.

If we elect to redeem the senior debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any senior debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any senior debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any senior debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any senior debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the senior indenture at the request of any holder of senior debt securities unless it is offered security and indemnity satisfactory to it against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any senior debt securities on any interest payment date to the person in whose name the senior debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the senior debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to senior debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the senior debt securities of a particular series. We will maintain a paying agent in each place of payment for the senior debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any senior debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The senior indenture and the senior debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Senior Debt Securities

The senior debt securities will rank equally in right of payment to all our other senior debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

•

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or any selling securityholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with a selling securityholder to sell a specified number of securities at a stipulated price per security;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

We will identify the specific plan of distribution, including any underwriters, dealers, agents, or other purchasers, persons, or entities and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

LEGAL MATTERS

Goodwin Procter LLP, Redwood City, California, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Twilio Inc. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Twilio Inc. as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance on the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of SendGrid, Inc. as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, have been incorporated by reference herein in reliance on the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering SendGrid Inc.’s December 31, 2018 consolidated financial statements refers to a change to the method for accounting for costs associated with customer contracts in 2018 due to the adoption of ASC Topic 606, Revenue from Contracts with Customers.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov.

Our website address is www.twilio.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the applicable offering under this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 1, 2019;

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 9, 2019;

3.	Our Current Reports on Form 8-K, filed with the SEC on January 30, 2019, February 4, 2019 and May 29, 2019;

4.

Our definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2019 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018);

5.

Our joint Proxy Statement/prospectus, filed with the SEC on December 18, 2018 and part of the registration statement on Form S-4 originally filed with the SEC on November 21, 2018 (solely with respect to the consolidated financial statements of SendGrid, Inc. as of and for the years ended December 31, 2017 and 2016); and

6.

The description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 17, 2016, including any amendment or report filed for the purpose of updating such description.

We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we may file or furnish with the SEC, unless otherwise specified in such current report or in such form or in a particular prospectus supplement. The documents listed above or subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made pursuant to this prospectus is in effect prior to the filing with the SEC of our Annual Report on Form 10-K covering such year shall cease to be incorporated by reference in this prospectus from and after the filing of such Annual Reports.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed incorporated document modifies or supersedes such statement. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us.

Documents incorporated by reference herein are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

Twilio Inc.

375 Beale Street, Suite 300

San Francisco, California 94105

Attn: General Counsel

(415) 390-2337

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

5,060,729 Shares

Class A Common Stock

Twilio Inc.

PROSPECTUS SUPPLEMENT

J.P. Morgan	Morgan Stanley

Goldman Sachs & Co. LLC	BofA Securities

Academy Securities	Siebert Williams Shank